EXHIBIT 2.03


                              ADDITION OF PARTY TO
                          AGREEMENT AND PLAN OF MERGER


     WHEREAS, pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of February 25, 2000 between Mustang.com, Inc., a California corporation (the "Company"), and Quintus Corporation, a Delaware corporation ("Parent"), as amended by the Company and Parent on May 8, 2000, Mustang.com Acquisition Corporation ("Merger Subsidiary"), a wholly-owned subsidiary of Parent, was duly incorporated and organized in the State of Delaware on May 9, 2000, and Parent, the Company and Merger Subsidiary agree that Merger Subsidiary should become a party to the Merger Agreement as a constituent corporation.

     NOW, THEREFORE, in consideration of the agreements contained herein and other good and valuable consideration, the parties hereto agree as follows:

     Merger Subsidiary hereby becomes a party to the Merger Agreement as a constituent corporation and agrees to be bound by the terms of the Merger Agreement, as amended, applicable to Merger Subsidiary.


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     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized officers as of the 9th day of May, 2000.


                                 QUINTUS CORPORATION


                                 By: /s/ Alan K. Anderson
                                    --------------------------------------------
                                    Name:  Alan K. Anderson
                                    Title: Chairman and Chief Executive Officer




                                 MUSTANG.COM, INC.


                                 By: /s/ James A. Harrer
                                    -------------------------------------------
                                    Name:  James A. Harrer
                                    Title: President and Chief Executive Officer



                                 MUSTANG.COM ACQUISITION CORPORATION


                                 By: /s/ Alan K. Anderson
                                    -------------------------------------------
                                    Name:  Alan K. Anderson
                                    Title: President